UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 2, 2014

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 2, 2014, and effective immediately, the Board of Directors of dELiA*s, Inc. (the “Corporation”) approved an amendment to, and the restatement of, the Amended and Restated Bylaws of the Corporation to add an exclusive forum bylaw for the adjudication of specified disputes. Specifically, new Article XI provides that, unless the Corporation consents to the selection of an alternative forum, any state court within the state of Delaware that has jurisdiction (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for the following matters: (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action asserting a claim pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or the Bylaws (in each case, as they may be amended from time to time), and (4) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine.

The foregoing summary is qualified in its entirety by reference to the Corporation’s Second Amended and Restated Bylaws, which is attached hereto as Exhibits 3.1 (clean version) and 3.2 (marked to show changes from the Amended and Restated Bylaws) and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of dELiA*s, Inc. (Amended as of October 2, 2014).

3.2	Second Amended and Restated Bylaws of dELiA*s, Inc. (Amended as of October 2, 2014) – marked version.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: October 8, 2014	By:	/s/ Brian Lex Austin-Gemas
Brian Lex Austin-Gemas
Chief Operating Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Bylaws of dELiA*s, Inc. (Amended as of October 2, 2014).

3.2	Second Amended and Restated Bylaws of dELiA*s, Inc. (Amended as of October 2, 2014) – marked version.